Exhibit 99.1

CURBLINE

# CURBLINE PROPERTIES

## 2Q25 QUARTERLY FINANCIAL SUPPLEMENT

QUARTER ENDED JUNE 30, 2025

RECENT ACQUISITION
Plaza at Stacy Green
DALLAS, TEXAS
restore
petbar
MONARCH
NAVY FEDERAL
845B

CURBLINE PROPERTIES 2Q25 QUARTERLY FINANCIAL SUPPLEMENT QUARTER ENDED June 30, 2025 Recent Acquisition Plaza at Stacy Green, ALLEN, TEXAS CURB LISTED NYSE.

# CURBLINE PROPERTIES
## COMPANY & PORTFOLIO OVERVIEW

**$2.4B**
EQUITY MARKET CAPITALIZATION

**125**
PROPERTIES

**3.7M**
OWNED GLA

RETAILER MIX

29%
LOCAL
71%
NATIONAL

SHOP-TO-ANCHOR RATIO

6%
ANCHOR
30K SF
AVERAGE ASSET SIZE
94%
SHOP

### TOP 5 MSAs

THE CURBLINE PORTFOLIO
$120K AVERAGE HOUSEHOLD INCOME

9%
MIDWEST & NORTHEAST
11%
MID-ATLANTIC
14%
WEST COAST
43%
SOUTHEAST
23%
SOUTHWEST, MOUNTAIN & TEXAS

All figures as of June 30, 2025.
All percentages are of ABR.
Totals may not sum due to rounding.

CURB
LISTED
NYSE

INVESTOR RELATIONS
Email: ir@curbline.com
Website: ir.curbline.com

ADDRESS
**New York, NY**
320 Park Avenue, 27th Floor
New York, NY 10022

**Cleveland, OH**
3300 Enterprise Pkwy
Beachwood, Ohio 44122

PHONE & FAX
Toll Free: (833) 610-0761
Phone: (216) 755-6200
eFax: (216) 274-9711

CURBLINE

CURBLINE PROPERTIES COMPANY & PORTFOLIO OVERVIEW Curbline Properties is an owner and manager of convenience shopping centers positioned on the curbline of well-trafficked intersections and major vehicular corridors in suburban, high household income communities. $2.4B MARKET CAPITALIZATION 125 PROPERTIES 3.7M GLA THE CURBLINE PORTFOLIO 120K AVERAGE HOUSEHOLD INCOME TOP 5 MSAs by ABR MIAMI 13% ATLANTA 9% PHOENIX 9% ORLANDO 7% HOUSTON 5% THE CURBLINE PROTFOLIO SOUTHEAST 43% SOUTHWEST MOUNTAIN & TEXAS 23% MIDWEST & NORTHEAST 9% WEST COAST 15% RETAILER MIX LOCAL 29% NATIONAL 71% PROPERTY COMPOSITION ANCHOR 6% SHOP 94% AVERAGE ASSET SIZE 30K SF CURBLINE PROPERTIES INVESTOR RELATIONS DEPARTMENT e: ir@curbline.com w: ir.curbline.com 323 Park Avenue, 27thFloor, New York, NY 10022 3300 Enterprise Pkwy Beachwood, OH 44122 o:216-755-6200 f:216-274-9711 w: curbline.com • NYSE:CURB CURB LISTED NYSE

Curbline Properties Corp.

For Immediate Release
Curbline Properties Reports Second Quarter 2025 Results

For additional information:

Conor Fennerty, EVP and Chief Financial Officer

New York, New York, July 28, 2025 – Curbline Properties Corp. (NYSE: CURB) (the “Company” or “Curbline”), an owner of convenience centers in suburban, high household income communities, announced today operating results for the quarter ended June 30, 2025.

“The second quarter of 2025 highlights Curbline’s embedded growth potential with results and same-property growth ahead of expectations, the highest quarterly new leasing volume since formation, $155 million of acquisitions and $150 million of capital raising via the Company’s inaugural private placement notes offering,” commented David R. Lukes, President and Chief Executive Officer. “The operational, investment and capital markets momentum has continued into the third quarter with $260 million of investments closed to date, elevated leasing activity, and an additional $150 million of debt capital raised.”

“Curbline is uniquely positioned in the public real estate sector as it looks to scale the first public real estate company focused exclusively on convenience properties given its differentiated investment focus, the leasing economics of the Company’s property type, and its balance sheet which remained in a net cash position at quarter end.”

Results for the Second Quarter

•
Second quarter net income attributable to Curbline was $10.4 million, or $0.10 per diluted share, as compared to net income of $6.2 million, or $0.06 per diluted share, in the year-ago period. The increase year-over-year primarily was due to an increase in net operating income from acquisitions, an increase in interest income and a decrease in transaction costs, partially offset by an increase in interest expense, general and administrative expenses and depreciation and amortization expense. The timing of the Company’s spin-off from SITE Centers Corp. (“SITE Centers”) may impact comparability between the current year and prior year periods as the results prior to the spin-off do not represent the historical results of a legal entity, but rather a combination of entities under common control that have been “carved out” of SITE Centers’ consolidated financial statements and presented on a combined basis.
•
Second quarter operating funds from operations attributable to Curbline (“Operating FFO” or “OFFO”) was $26.9 million, or $0.26 per diluted share, compared to $19.8 million, or $0.19 per diluted share, in the year-ago period. The increase year-over-year primarily was due to an increase in net operating income from acquisitions and an increase in interest income, partially offset by an increase in interest expense and general and administrative expenses.

Significant Second Quarter Activity and Recent Activity

•
Acquired 19 convenience shopping centers during the second quarter for an aggregate price of $154.9 million.
•
In May 2025, Fitch Ratings assigned the Company a Long-Term Issuer Default Rating of 'BBB' with a Stable Rating Outlook. As a result, the applicable margin on the Company's Credit Facility was reduced by 40 basis points.
•
In June 2025, entered into a Note and Guaranty Agreement in connection with a private placement of $150.0 million unsecured senior notes consisting of (i) $100.0 million aggregate principal amount of 5.58% unsecured senior notes due September 3, 2030 and (ii) $50.0 million aggregate principal amount of 5.87% unsecured senior notes due September 3, 2032, to a group of institutional investors, which is expected to close in the third quarter. In conjunction with this agreement, the Company entered into an interest rate lock agreement resulting in a 5.79% effective interest rate on the notes due September 3, 2032 and a weighted average coupon of 5.65%.

•
In July 2025, closed on a term loan agreement which provides for an unsecured, term loan in the amount of $150.0 million due January 2029, with two one-year extensions at the Company's option. In conjunction with this agreement, in May 2025, the Company entered into a forward interest rate swap agreement to fix the variable-rate SOFR component resulting in a fixed all-in rate of 4.609% based on the loan's current applicable spread.
•
Acquired 29 convenience shopping centers during the third quarter to date for an aggregate price of $260.4 million.

Key Quarterly Operating Results

•
Reported an increase of 6.2% in same-property net operating income (“SPNOI”) for the three-month period ended June 30, 2025 compared to June 30, 2024.
•
Generated cash new leasing spreads of 15.3% and cash renewal leasing spreads of 8.5%, for the trailing twelve-month period ended June 30, 2025 and cash new leasing spreads of 10.6% and cash renewal leasing spreads of 8.3% for the second quarter of 2025.
•
Generated straight-lined new leasing spreads of 33.0% and straight-lined renewal leasing spreads of 18.1%, for the trailing twelve-month period ended June 30, 2025 and straight-lined new leasing spreads of 29.5% and straight-lined renewal leasing spreads of 20.0% for the second quarter of 2025.
•
Reported a leased rate of 96.1% at June 30, 2025 compared to 96.0% at March 31, 2025 and 95.9% at June 30, 2024.
•
As of June 30, 2025, the Signed Not Opened spread was 260 basis points, representing $6.4 million of annualized base rent.

2025 Guidance

The Company has updated its guidance for net income attributable to Curbline for 2025 to be from $0.37 to $0.44 per diluted share and Operating FFO to be from $1.00 to $1.03 per diluted share. The Company does not include a projection of gains or losses on asset sales, transaction costs or debt extinguishment costs in guidance.

Reconciliation of Net Income Attributable to Curbline to FFO and Operating FFO estimates:

	FY 2025E (prior) Per Share — Diluted	FY 2025E (revised) Per Share — Diluted
Net income attributable to Curbline	$0.43 — $0.50	$0.37 — $0.44
Depreciation and amortization of real estate, net	0.56 — 0.52	0.62 — 0.58
FFO attributable to Curbline (NAREIT)	$0.99 — $1.02	$0.99 — $1.02
Transaction, debt extinguishment and other costs, net (reported actual)	0.0	0.01
Operating FFO attributable to Curbline	$0.99 — $1.02	$1.00 — $1.03

About Curbline Properties

Curbline Properties is an owner and manager of convenience shopping centers positioned on the curbline of well-trafficked intersections and major vehicular corridors in suburban, high household income communities. The Company is publicly traded under the ticker symbol “CURB” on the NYSE and plans to elect to be treated as a REIT for U.S. federal income tax purposes. Additional information about the Company is available at curbline.com. To be included in the Company’s e-mail distributions for press releases and other investor news, please click here.

Conference Call and Supplemental Information

The Company will hold its quarterly conference call today at 5:00 p.m. Eastern Time. To participate with access to the slide presentation, please visit the Investor Relations portion of Curbline's website, ir.curbline.com, or for audio only, dial 800-715-9871 (U.S.) or 646-307-1963 (international) using pass code 6823859 at least ten minutes prior to the scheduled start of the call. The call will also be webcast and available in a listen-only mode on Curbline's website at ir.curbline.com. If you are unable to participate during the live call, a replay of the conference call will also be available at ir.curbline.com for further review. You may also access the telephone replay by dialing 800-770-2030 or 609-800-9909 (international) using passcode 6823859 through August 4, 2025. Copies of the Company’s supplemental package and earnings slide presentation are available on the Company’s website.

Non-GAAP Measures and Other Operational Metrics

Funds from Operations (“FFO”) is a supplemental non-GAAP financial measure used as a standard in the real estate industry and is a widely accepted measure of real estate investment trust (“REIT”) performance. The Company believes that both FFO and Operating FFO provide additional indicators of the financial performance of a REIT, more appropriately measure the core operations of the Company, and provide benchmarks to its peer group.

FFO is generally defined and calculated by the Company as net income attributable to Curbline (computed in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”)), adjusted to exclude (i) gains and losses from disposition of real estate property, which are presented net of taxes, (ii) impairment charges on real estate property, (iii) gains and losses from changes in control and (iv) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles net of depreciation allocated to non-controlling interests. The Company’s calculation of FFO is consistent with the definition of FFO provided by NAREIT. The Company calculates Operating FFO as FFO excluding certain non-operating charges, income and gains/losses. Operating FFO is useful to investors as the Company removes non-comparable charges, income and gains/losses to analyze the results of its operations and assess performance of the core operating real estate portfolio. Other real estate companies may calculate FFO and Operating FFO in a different manner.

In calculating the expected range for or amount of net income attributable to Curbline to estimate projected FFO and Operating FFO for future periods, the Company does not include a projection of gains and losses from the disposition of real estate property, potential impairments and reserves of real estate property, debt extinguishment costs and certain transaction costs. Other real estate companies may calculate expected FFO and Operating FFO in a different manner.

The Company also uses net operating income (“NOI”), a non-GAAP financial measure, as a supplemental performance measure. NOI is calculated as property revenues less property-related expenses and excludes depreciation and amortization expense, interest income and expense and corporate level transactions. The Company believes NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level and, when compared across periods, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis.

The Company presents NOI information herein on a same-property basis or “SPNOI.” The Company defines SPNOI as property revenues less property-related expenses, which exclude straight-line rental income and reimbursements and expenses, lease termination income, management fee expense, and fair market value of leases. SPNOI only includes assets owned for the entirety of both comparable periods. SPNOI excludes all non-property and corporate level revenue and expenses. Other real estate companies may calculate NOI and SPNOI in a different manner. The Company believes SPNOI provides investors with additional information regarding the operating performances of comparable assets because it excludes certain non-cash and non-comparable items as noted above.

FFO, Operating FFO, NOI and SPNOI do not represent cash generated from operating activities in accordance with GAAP, are not necessarily indicative of cash available to fund cash needs and should not be considered as alternatives to net income computed in accordance with GAAP, as indicators of the Company’s operating performance or as alternatives to cash flow as a measure of liquidity. Reconciliations of these non-GAAP measures to their most directly comparable GAAP measures have been provided herein.

The Company calculates Cash Leasing Spreads by comparing the prior tenant's annual base rent in the final year of the prior lease to the executed tenant’s annual base rent in the first year of the executed lease. Straight-Lined Leasing Spreads are calculated by comparing the prior tenant’s average base rent over the prior lease term to the executed tenant’s average base rent over the term of the executed lease. For both Cash and Straight-Lined Leasing Spreads, the reported calculation excludes first generation units and spaces vacant at the time of acquisition and includes all leases for spaces vacant greater than twelve months along with split and combination deals.

Safe Harbor

Curbline Properties Corp. considers portions of the information in this press release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company’s expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact, including statements regarding the Company’s projected operational and financial performance, strategy, prospects and plans, may be deemed to be forward-looking statements. There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including, among other factors, (1) changes in the economic performance and value of the Company’s properties as a result of broad economic and local conditions, such as inflation, interest rate volatility and market reaction to tariffs and other trade policies; (2) changes in local conditions such as an increase or decrease in the supply of, or demand for, retail real estate space in our geographic markets; (3) the impact of changes in consumer trends, distribution channels, suburban population, retailing practices and the space needs of tenants; (4) our dependence on rental income which depends on the successful operations and financial condition of tenants, the loss of which, including as a result of downsizing or bankruptcy, could result in significant occupancy loss and negatively impact rental income from our properties; (5) our ability to enter into new leases and renew existing leases, in each case, on favorable terms; (6) our ability to identify, acquire, construct or develop additional properties that produce the cash flows that we expect and may be limited by competitive pressures, and our ability to manage our growth effectively and capture the efficiencies of scale that we expect from expansion; (7) potential environmental liabilities; (8) our ability to secure debt and equity financing on commercially acceptable terms or at all, including the ability to complete the sale and purchase of our private placement notes; (9) the illiquidity of real estate investments which could limit our ability to make changes to our portfolio to respond to economic or other conditions; (10) property damage, expenses related thereto and other business and economic consequences (including the potential loss of rental revenues) resulting from climate change, natural disasters, public health crises and weather-related factors in locations where we own properties, the ability to estimate accurately the amounts thereof and the sufficiency and timing of any insurance recovery payments related to such damages; (11) any change in strategy; (12) the effect of future offerings of debt and equity securities on the value of our common stock; (13) any disruption, failure or breach of the networks or systems on which the Company relies, including as a result of cyber-attacks; (14) impairment in the value of real estate property that we own; (15) changes in tax laws impacting REITs and real estate in general, as well as our ability to qualify as a REIT and to maintain REIT status once elected, (16) our ability to retain and attract key management personnel, and (17) the finalization of the financial statements for the period ended June 30, 2025. For additional factors that could cause the results of the Company to differ materially from those indicated in the forward-looking statements, please refer to the Company’s Annual Report on Form 10-K under “Item 1A. Risk Factors” and our subsequent reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

Curbline Properties Corp.

Income Statement

	in thousands, except per share
		2Q25	2Q24	6M25	6M24
	Revenues:
	Rental income (1)	$41,104	$27,944	$79,542	$55,810
	Other property revenues	298	212	555	385
		41,402	28,156	80,097	56,195
	Expenses:
	Operating and maintenance	5,666	3,059	11,068	5,991
	Real estate taxes	4,971	2,975	9,792	5,996
		10,637	6,034	20,860	11,987

	Net operating income	30,765	22,122	59,237	44,208

	Other income (expense):
	Interest expense	(1,767)	(166)	(2,334)	(416)
	Interest income	5,580	0	11,233	0
	Depreciation and amortization	(16,039)	(9,376)	(30,502)	(18,611)
	General and administrative (2)	(8,156)	(2,201)	(17,084)	(3,725)
	Other income (expense), net (3)	95	(4,143)	553	(7,245)
	Gain on disposition of real estate, net	0	0	42	0
	Income before taxes	10,478	6,236	21,145	14,211
	Tax expense	(72)	0	(177)	0
	Net income	10,406	6,236	20,968	14,211
	Non-controlling interests	(14)	0	(26)	0
	Net income attributable to Curbline	$10,392	$6,236	$20,942	$14,211

	Weighted average shares – Basic – EPS	105,003	104,860	104,958	104,860
	Assumed conversion of diluted securities	239	0	232	0
	Weighted average shares – Diluted – EPS	105,242	104,860	105,190	104,860

	Earnings per share of common stock – Basic	$0.10	$0.06	$0.20	$0.14
	Earnings per share of common stock – Diluted	$0.10	$0.06	$0.20	$0.14

	Note: Amounts for the three and six month periods ended June 30, 2024 have been carved out of SITE Centers' consolidated financial statements which may impact the comparability between the periods.

(1)	Rental income:
	Minimum rents	$25,011	$16,789	$48,240	$33,225
	Ground lease minimum rents	3,586	2,663	6,790	5,334
	Straight-line rent, net	795	459	1,456	869
	Amortization of (above)/below-market rent, net	1,029	736	1,959	1,331
	Percentage and overage rent	269	232	362	331
	Recoveries	10,365	5,955	19,815	11,683
	Uncollectible revenue	(215)	(316)	(434)	(479)
	Ancillary and other rental income	264	108	500	246
	Lease termination fees	0	1,318	854	3,270

(2)	SITE SSA gross up	($625)	N/A	($1,256)	N/A

(3)	Other income (expense), net:
	Transaction costs	($343)	($3,944)	($516)	($7,041)
	SITE SSA gross up	625	N/A	1,256	N/A
	Debt extinguishment and other	(187)	(199)	(187)	(204)

Curbline Properties Corp.

Reconciliation: Net Income to FFO and Operating FFO

and Other Financial Information

in thousands, except per share
	2Q25	2Q24	6M25	6M24
Net income attributable to Curbline	$10,392	$6,236	$20,942	$14,211
Depreciation and amortization of real estate, net of non-controlling interests	16,018	9,376	30,464	18,611
Gain on disposition of real estate, net	0	0	(42)	0
FFO attributable to Curbline	$26,410	$15,612	$51,364	$32,822
Transaction, debt extinguishment and other costs, net of non-controlling interests	529	4,230	702	7,341
Total non-operating items, net	529	4,230	702	7,341
Operating FFO attributable to Curbline	$26,939	$19,842	$52,066	$40,163

Weighted average shares & units – Basic: FFO & OFFO	105,003	104,860	104,958	104,860
Assumed conversion of dilutive securities	239	0	232	0
Weighted average shares & units – Diluted: FFO & OFFO	105,242	104,860	105,190	104,860

FFO per share – Basic	$0.25	$0.15	$0.49	$0.31
FFO per share – Diluted	$0.25	$0.15	$0.49	$0.31
Operating FFO per share – Basic	$0.26	$0.19	$0.50	$0.38
Operating FFO per share – Diluted	$0.26	$0.19	$0.49	$0.38

Capital expenditures and certain non-cash items:
Maintenance capital expenditures	$1,090		$1,100
Tenant allowances and landlord work, net	826		1,628
Leasing commissions, net	351		830
Loan cost amortization	(354)		(607)
Stock compensation expense	(3,072)		(6,666)

Curbline Properties Corp.

Balance Sheet

	$ in thousands

		2Q25	4Q24
	Assets:
	Land	$600,790	$490,563
	Buildings	995,543	841,912
	Fixtures and tenant improvements	90,525	80,636
		1,686,858	1,413,111
	Accumulated depreciation	(184,454)	(165,350)
		1,502,404	1,247,761
	Construction in progress and land	16,779	14,456
	Real estate, net	1,519,183	1,262,217

	Cash	429,865	626,409
	Receivables and straight-line rents (1)	18,774	15,887
	Amounts receivable from SITE Centers	31,287	33,762
	Intangible assets, net (2)	101,290	82,670
	Other assets, net (4)	33,404	12,153
	Total Assets	2,133,803	2,033,098

	Liabilities and Equity:
	Revolving credit facilities	0	0
	Unsecured term loan	99,090	0
		99,090	0
	Dividends payable	17,403	26,674
	Other liabilities (3)	88,329	63,867
	Total Liabilities	204,822	90,541

	Common stock	1,052	1,050
	Paid-in capital	1,955,933	1,954,548
	Distributions in excess of net income	(27,948)	(15,021)
	Accumulated comprehensive income	(2,815)	1,207
	Non-controlling interest	2,759	773
	Total Equity	1,928,981	1,942,557

	Total Liabilities and Equity	$2,133,803	$2,033,098

(1)	Straight-line rents (including fixed CAM), net	$11,434	$9,949

(2)	Below-market leases (as lessee), net	14,823	14,858

(3)	Below-market leases, net	52,514	40,149

(4)	Acquisition escrow deposits	22,914	750

Curbline Properties Corp.

Reconciliation of Net Income Attributable to Curbline to Same-Property NOI

$ in thousands
	2Q25	2Q24	6M25	6M24
GAAP Reconciliation:
Net income attributable to Curbline	$10,392	$6,236	$20,942	$14,211
Interest expense	1,767	166	2,334	416
Interest income	(5,580)	0	(11,233)	0
Depreciation and amortization	16,039	9,376	30,502	18,611
General and administrative	8,156	2,201	17,084	3,725
Other expense (income), net	(95)	4,143	(553)	7,245
Gain on disposition of real estate, net	0	0	(42)	0
Tax expense	72	0	177	0
Non-controlling interests	14	0	26	0
Total Curbline NOI	30,765	22,122	59,237	44,208
Less: Non-Same Property NOI	(10,081)	(2,653)	(18,617)	(5,288)
Total Same-Property NOI	$20,684	$19,469	$40,620	$38,920

Total Curbline NOI % Change	39.1%		34.0%
Same-Property NOI % Change	6.2%		4.4%

Curbline Properties Corp.

Portfolio Summary

					6/30/2025	3/31/2025	12/31/2024
Quarterly Operational Overview
Properties					125	107	97

Owned GLA					3,212	2,933	2,699
Ground lease GLA					477	452	399
Total GLA					3,689	3,385	3,098

Base Rent PSF					$35.26	$35.14	$35.62
Commenced Rate					93.5%	93.5%	93.9%
Leased Rate					96.1%	96.0%	95.5%

Quarterly SPNOI					6.2%	2.5%	3.0%

TTM New Leasing (GLA in 000's)					73	94	84
TTM Renewals (GLA in 000's)					216	253	225
TTM Total Leasing (GLA in 000's)					289	347	309

TTM Cash New Rent Spreads					15.3%	27.8%	30.5%
TTM Cash Renewal Rent Spreads					8.5%	10.5%	10.3%
TTM Cash Blended New and Renewal Rent Spreads					10.4%	14.2%	13.3%

TTM Straight-Lined New Rent Spreads					33.0%	47.7%	54.0%
TTM Straight-Lined Renewal Rent Spreads					18.1%	21.2%	21.2%
TTM Straight-Lined Blended New and Renewal Rent Spreads					22.4%	26.9%	25.9%

Top 20 MSAs

	MSA	Properties	GLA	% of GLA	ABR	% of ABR	ABR PSF
1	Miami-Fort Lauderdale-West Palm Beach, FL	6	450	12.2%	$15,699	12.9%	$36.36
2	Atlanta-Sandy Springs-Alpharetta, GA	14	396	10.7%	11,403	9.4%	$30.90
3	Phoenix-Mesa-Chandler, AZ	13	300	8.1%	11,332	9.3%	$40.15
4	Orlando-Kissimmee-Sanford, FL	4	225	6.1%	8,687	7.1%	$41.22
5	Houston-The Woodlands-Sugar Land, TX	6	186	5.0%	6,474	5.3%	$41.59
6	San Francisco-Oakland-Hayward, CA	2	128	3.5%	5,872	4.8%	$56.17
7	Jacksonville, FL	6	211	5.7%	5,404	4.4%	$27.68
8	Los Angeles-Long Beach-Anaheim, CA	4	146	4.0%	5,382	4.4%	$39.66
9	Denver-Aurora-Lakewood, CO	6	142	3.8%	4,935	4.1%	$37.92
10	Charlotte-Concord-Gastonia, NC-SC	4	177	4.8%	4,036	3.3%	$23.79
11	Tampa-St. Petersburg-Clearwater, FL	4	117	3.2%	3,957	3.3%	$35.82
12	Sacramento-Roseville-Arden-Arcade, CA	3	104	2.8%	3,822	3.1%	$39.46
13	Columbus, OH	2	82	2.2%	2,825	2.3%	$35.90
14	Washington-Arlington-Alexandria, DC-VA-MD-WV	3	49	1.3%	2,496	2.1%	$51.29
15	Austin-Round Rock-Georgetown, TX	2	66	1.8%	2,055	1.7%	$31.41
16	Trenton, NJ	1	62	1.7%	1,867	1.5%	$30.07
17	Memphis, TN-MS-AR	1	66	1.8%	1,487	1.2%	$24.27
18	Raleigh, NC	1	62	1.7%	1,485	1.2%	$30.04
19	Cleveland-Elyria, OH	2	40	1.1%	1,448	1.2%	$43.83
20	Richmond, VA	2	41	1.1%	1,437	1.2%	$34.88
	Other	39	639	17.3%	19,396	16.0%	$31.60
	Total	125	3,689	100.0%	$121,499	100.0%	$35.26

Note: $ and GLA in thousands except property count and base rent PSF.

Curbline Properties Corp.

Capital Structure

$, shares and units in thousands, except per share

	June 30, 2025	December 31, 2024
Market Value Per Share	$22.83	$23.22

Common Stock	105,215	105,044
OP Units	0	0
Total Common Stock	105,215	105,044

Total Equity Market Capitalization	$2,402,050	$2,439,122

Unsecured Revolver	0	0
Unsecured Term Loan	100,000	0
Total Debt	100,000	0
Less: Cash(1)	429,865	626,409
Net Debt	(329,865)	(626,409)

Total Enterprise Value	$2,072,185	$1,812,713

(1) Excludes $22.9 million and $0.8 million of acquisition escrow deposits as of June 30, 2025 and December 31, 2024, respectively.

Curbline Properties Corp.

Debt Detail

$ in thousands
	Balance	Maturity Date(1)	Interest Rate(2)
Bank Debt
Unsecured Revolver ($400m)	$0	Sep-29	SOFR+0.95%
Unsecured Term Loan ($100m)	100,000	Oct-29	4.68%
Subtotal Debt	$100,000
Unamortized Loan Costs, Net	(910)
Total Debt	$99,090

(1) Maturity dates assumed all borrower extension options are exercised.
(2) Rate excludes loan fees and unamortized loan costs. Interest rates are shown as swapped or capped all-in interest rate where applicable.

Curbline Properties Corp.

Same Property Metrics

	Same-Property Net Operating Income(1)
	Quarterly Same-Property NOI			Annual Same-Property NOI
	2Q25	2Q24	Change	6M25	6M24	Change

Same Property - Leased rate	96.5%	96.3%	0.2%	96.5%	96.3%	0.2%
Same Property - Commenced rate	93.9%	94.1%	(0.2%)	93.9%	94.1%	(0.2%)

Revenues:
Minimum rents	$19,833	$19,299		$39,621	$38,661
Recoveries	6,790	5,938		13,384	11,821
Uncollectible revenue	(80)	(311)		(147)	(474)
Percentage and overage rents	269	232		362	331
Ancillary and other rental income	381	319		817	630
	27,193	25,477	6.7%	54,037	50,969	6.0%
Expenses:
Operating and maintenance	(3,207)	(3,041)		(6,822)	(6,024)
Real estate taxes	(3,302)	(2,967)		(6,595)	(6,025)
	(6,509)	(6,008)	8.3%	(13,417)	(12,049)	11.4%
Total Comparable SPNOI	$20,684	$19,469	6.2%	$40,620	$38,920	4.4%

Non-Same Property NOI	10,081	2,653		18,617	5,288
Total Curbline NOI	$30,765	$22,122	39.1%	$59,237	$44,208	34.0%

Same Property NOI Operating Margin	76.1%	76.4%		75.2%	76.4%
Same Property NOI Recovery Rate	104.3%	98.8%		99.8%	98.1%

(1) See the definition in the Notable Accounting Policies and Non-GAAP Measures section and the GAAP reconciliation on page 8.

Curbline Properties Corp.

Leasing Summary

Leasing Activity										Net Effective Rents
	Comparable Pool					Total Pool						CapEx PSF
	Count	GLA	ABR PSF	Cash	Straight- lined	Count	GLA	ABR PSF	Term	GLA	ABR PSF	TA & LL	LC	Total	NER PSF	Term
New Leases
2Q25	11	24,543	$44.01	10.6%	29.5%	16	45,881	$40.03	11.6	26,845	$48.45	$4.43	$2.85	$7.28	$41.17	9.0
1Q25	11	33,808	$41.37	20.8%	36.8%	12	37,933	$40.24	9.6	37,933	$44.68	$5.24	$2.43	$7.67	$37.01	9.6
4Q24	4	7,375	$46.22	15.0%	36.9%	4	7,375	$46.22	8.4	7,375	$51.48	$6.02	$2.95	$8.97	$42.51	8.4
3Q24	3	7,113	$40.80	9.0%	25.1%	8	17,600	$50.14	10.7	8,737	$46.35	$2.55	$2.28	$4.83	$41.52	9.4
	29	72,839	$42.69	15.3%	33.0%	40	108,789	$42.16	10.5	80,890	$46.73	$4.75	$2.60	$7.35	$39.38	9.3

Renewals
2Q25	25	46,199	$34.47	8.3%	20.0%	26	47,599	$35.53	5.3	46,199	$36.53	$0.00	$0.00	$0.00	$36.53	5.5
1Q25	28	85,899	$37.96	8.3%	17.9%	28	85,899	$37.96	5.3	85,899	$39.59	$0.04	$0.00	$0.04	$39.55	5.3
4Q24	18	45,118	$29.54	9.5%	16.9%	18	45,118	$29.54	4.1	45,118	$30.30	$0.14	$0.00	$0.14	$30.16	4.1
3Q24	15	39,070	$32.47	8.1%	17.7%	15	39,070	$32.47	5.2	39,070	$33.98	$0.00	$0.02	$0.02	$33.96	5.2
	86	216,286	$34.47	8.5%	18.1%	87	217,686	$34.70	5.1	216,286	$35.99	$0.05	$0.00	$0.05	$35.94	5.1

New + Renewals
2Q25	36	70,742	$37.78	9.2%	23.9%	42	93,480	$37.74	8.4	73,044	$40.91	$2.17	$1.39	$3.56	$37.35	6.8
1Q25	39	119,707	$38.92	11.8%	23.2%	40	123,832	$38.66	6.6	123,832	$41.15	$2.35	$1.08	$3.43	$37.72	6.6
4Q24	22	52,493	$31.88	10.6%	20.7%	22	52,493	$31.88	4.7	52,493	$33.27	$1.61	$0.74	$2.35	$30.92	4.7
3Q24	18	46,183	$33.76	8.2%	19.1%	23	56,670	$37.96	6.9	47,807	$36.24	$0.73	$0.67	$1.40	$34.84	6.0
	115	289,125	$36.54	10.4%	22.4%	127	326,475	$37.18	6.9	297,176	$38.91	$1.91	$1.03	$2.94	$35.97	6.2

Leasing Spreads

•
Cash Leasing Spreads are calculated by comparing the prior tenant’s annual base rent in the final year of the prior lease to the executed tenant’s annual base rent in the first year of the executed lease.
•
Straight-Lined Leasing Spreads are calculated by comparing the prior tenant’s average base rent over the prior lease term to the executed tenant’s average base rent over the term of the executed lease.
•
Both Cash and Straight-Lined Leasing spreads include leases vacant greater than twelve months along with split and combination deals and exclude first generation units and units vacant at the time of acquisition.

Net Effective Rents

•
Net effective rents are calculated as the weighted average base rent per rentable square foot over the lease term less all costs associated with leasing the space including landlord work which represents property level improvements associated with the lease transaction.

Curbline Properties Corp.

Lease Expiration Schedule

$ and GLA in thousands

Year	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	6	11	0.3%	$445	0.4%	$40.53
2025	40	88	2.6%	2,778	2.3%	$31.71
2026	126	307	8.9%	10,779	8.9%	$35.09
2027	160	401	11.6%	14,678	12.1%	$36.38
2028	207	628	18.2%	21,265	17.5%	$33.84
2029	141	353	10.2%	12,062	9.9%	$34.19
2030	118	352	10.2%	13,032	10.7%	$36.98
2031	72	180	5.2%	6,264	5.2%	$34.79
2032	88	256	7.4%	9,052	7.5%	$35.32
2033	99	303	8.8%	10,838	8.9%	$35.73
2034	84	264	7.7%	10,113	8.3%	$38.24
Thereafter	70	303	8.8%	10,193	8.4%	$33.68
Total	1,211	3,446	100.0%	$121,499	100.0%	$35.26

Note: Before exercise of any lease options; includes ground leases.

Curbline Properties Corp.

Top 25 Tenants

$ and GLA in thousands

	Tenant	Units	Base Rent	% of Total	GLA	% of Total
1	Starbucks	28	$3,203	2.6%	53	1.4%
2	Verizon	12	1,862	1.5%	42	1.1%
3	Darden (1)	8	1,586	1.3%	54	1.5%
4	JPMorgan Chase	8	1,521	1.3%	34	0.9%
5	Inspire Brands (2)	19	1,447	1.2%	38	1.0%
6	AT&T	18	1,317	1.1%	38	1.0%
7	Chipotle	11	1,277	1.1%	29	0.8%
8	Total Wine & More	2	1,259	1.0%	49	1.3%
9	JAB Holding (3)	9	1,204	1.0%	33	0.9%
10	AFC Urgent Care	8	1,198	1.0%	41	1.1%
11	Somnigroup (Mattress Firm)	8	1,188	1.0%	34	0.9%
12	Chick-Fil-A	6	1,057	0.9%	31	0.8%
13	FedEx Office	7	1,015	0.8%	29	0.8%
14	Cracker Barrel (4)	5	978	0.8%	36	1.0%
15	Brinker (Chili's)	6	977	0.8%	34	0.9%
16	CVS	4	947	0.8%	38	1.0%
17	Xponential Fitness (5)	13	902	0.7%	25	0.7%
18	Restaurant Brands (6)	12	902	0.7%	29	0.8%
19	Five Guys	8	880	0.7%	19	0.5%
20	Wells Fargo	5	879	0.7%	21	0.6%
21	Nordstrom Rack	1	867	0.7%	31	0.8%
22	SITE Centers	1	788	0.6%	18	0.5%
23	Amwins Insurance	2	771	0.6%	12	0.3%
24	Torchy's Tacos	4	758	0.6%	17	0.5%
25	Jersey Mike's	13	741	0.6%	22	0.6%
	Top 25 Total	218	$29,524	24.3%	807	21.9%
	Total Portfolio		$121,499	100.0%	3,689	100.0%

(1) Longhorn Steakhouse (4) / Olive Garden (3) / Chuy's (1)
(2) Dunkin (10) / Jimmy John's (5) / Buffalo Wild Wings (3) / Baskin Robbins (1)
(3) Panera Bread (7) / Bruegger's Bagels (1) / Einstein Bros. Bagels (1)
(4) Cracker Barrel (3) / Maple Street Biscuit (2)
(5) Club Pilates (3) / Yoga Six (3) / Stretchlab (3) / Cyclebar (2) / Pure Barre (2)
(6) Firehouse Subs (8) / Popeye's Chicken (3) / Burger King (1)

Curbline Properties Corp.

Acquisitions

$ and GLA in thousands

			Owned
	Property Name	MSA	GLA	Price

01/16/25	Navarre Crossing	Toledo, OH	15	$4,950
01/24/25	Shops at Gilbert Crossroads - Phase II	Phoenix-Mesa-Chandler, AZ	3	2,700
02/24/25	Corner at Laveen Spectrum	Phoenix-Mesa-Chandler, AZ	15	10,350
02/27/25	6-Property Portfolio	Jacksonville, FL	211	86,300
03/31/25	Aramingo Assemblage	Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	23	14,790
03/31/25	Corner at 240	Asheville, NC	18	5,100
		Total 1Q 2025	285	$124,190

04/11/25	3-Property Portfolio	Various	20	$11,000
04/17/25	Magnolia Point - Phase III	Houston-The Woodlands-Sugar Land, TX	7	1,583
04/21/25	Shops on North Avenue	Chicago-Naperville-Elsin IL-IN-WI	3	2,300
05/09/25	Shops on Highway 100	Milwaukee-Waukesha-West Allis, WI	14	4,475
05/14/25	Salmon Creek Square	Portland-Vancouver-Hillsboro, OR-WA	22	11,625
05/14/25	Shops on Dobson	Phoenix-Mesa-Chandler, AZ	7	2,709
05/22/25	Plaza at Stacy Green	Dallas-Fort Worth-Arlington, TX	24	15,160
05/22/25	Jericho Crossing	New York-Newark-Jersey City, NY-NJ-PA	13	9,450
06/03/25	Dawson Marketplace Plaza	Atlanta-Sandy Springs-Alpharetta, GA	10	6,847
06/05/25	Shoppes at Alabaster	Birmingham-Hoover, AL	12	3,960
06/11/25	Orland Park Center	Chicago-Naperville-Elsin IL-IN-WI	9	3,350
06/16/25	Shops at Carson Town Center	Los Angeles-Long Beach-Anaheim, CA	13	8,205
06/27/25	Westside Shoppes	Orlando-Kissimmee-Sanford, FL	70	39,000
06/27/25	Shops at Wyoming Mall	Albuquerque-Santa Fe-Los Alamos, NM	42	14,650
06/27/25	Shops at Healthway	Cleveland-Elyria, OH	11	8,150
06/30/25	Sunset Crossing	Columbia, SC	13	6,847
06/30/25	Shops at Sunrise Oaks	Sacramento-Roseville-Arden-Arcade, CA	16	5,595
		Total 2Q 2025	306	$154,906

07/07/25	Avalon Crossing	San Francisco-Oakland-Hayward, CA	12	$9,280
07/21/25	Ellingson Crossing	Seattle-Tacoma-Bellevue, WA	15	8,000
07/24/25	The Monterey	Las Vegas, NV	42	22,000
07/24/25	23-Property Portfolio	Various	422	158,930
07/25/25	Mockingbird Central Plaza	Dallas-Fort Worth-Arlington, TX	80	41,900
07/25/25	Silverlake Shopping Center	Houston-The Woodlands-Sugar Land, TX	25	13,000
07/25/25	College Park Corner	Indianapolis-Carmel-Greenwood, IN	12	7,276
		3Q 2025 QTD	608	$260,386

		Total 2025 YTD	1,199	$539,482

Curbline Properties Corp.

Property List

GLA in thousands; as of June 30, 2025

#	Center	MSA	Location	ST	Owned GLA	ABR PSF
1	Shops at Tiger Town	Auburn-Opelika, AL	Opelika	AL	10	$26.44
2	Promenade Plaza	Birmingham-Hoover, AL	Alabaster	AL	13	$27.10
3	Shoppes at Alabaster	Birmingham-Hoover, AL	Alabaster	AL	12	$24.38
4	Hampton Cove Corner	Huntsville, AL	Huntsville	AL	14	$24.39
5	Madison Station	Huntsville, AL	Madison	AL	28	$23.20
6	Shops at Saraland	Mobile, AL	Saraland	AL	10	$19.55
7	Eastchase Point	Montgomery, AL	Montgmery	AL	8	$25.98
8	Chandler Center	Phoenix-Mesa-Chandler, AZ	Chandler	AZ	7	$43.58
9	Shops at Gilbert Crossroads	Phoenix-Mesa-Chandler, AZ	Gilbert	AZ	18	$39.58
10	Corner at Laveen Spectrum	Phoenix-Mesa-Chandler, AZ	Laveen	AZ	15	$40.77
11	Shops at Power and Baseline	Phoenix-Mesa-Chandler, AZ	Mesa	AZ	4	$56.22
12	Shops on Dobson	Phoenix-Mesa-Chandler, AZ	Mesa	AZ	7	$26.35
13	Shops at Lake Pleasant	Phoenix-Mesa-Chandler, AZ	Peoria	AZ	47	$41.38
14	Deer Valley Plaza	Phoenix-Mesa-Chandler, AZ	Phoenix	AZ	38	$35.29
15	Paradise Village Plaza	Phoenix-Mesa-Chandler, AZ	Phoenix	AZ	84	$36.28
16	Red Mountain Corner	Phoenix-Mesa-Chandler, AZ	Phoenix	AZ	6	$24.74
17	Artesia Village	Phoenix-Mesa-Chandler, AZ	Scottsdale	AZ	21	$41.97
18	Northsight Plaza	Phoenix-Mesa-Chandler, AZ	Scottsdale	AZ	10	$37.85
19	Shops at Prasada North	Phoenix-Mesa-Chandler, AZ	Surprise	AZ	33	$55.33
20	Broadway Center	Phoenix-Mesa-Chandler, AZ	Tempe	AZ	11	$38.14
21	Shops at Carson Town Center	Los Angeles-Long Beach-Anaheim, CA	Carson	CA	13	$34.37
22	Crossroads Marketplace	Los Angeles-Long Beach-Anaheim, CA	Chino Hills	CA	77	$35.17
23	Shops on Summit	Los Angeles-Long Beach-Anaheim, CA	Fontana	CA	27	$46.32
24	Santa Margarita Market Place	Los Angeles-Long Beach-Anaheim, CA	Rancho Santa Margarita	CA	29	$47.44
25	Shops at Sunrise Oaks	Sacramento-Roseville-Arden-Arcade, CA	Citrus Heights	CA	16	$26.68
26	Creekside Plaza	Sacramento-Roseville-Arden-Arcade, CA	Roseville	CA	32	$43.57
27	Creekside Shops	Sacramento-Roseville-Arden-Arcade, CA	Roseville	CA	57	$40.76
28	Loma Alta Station	San Diego-Carlsbad, CA	Oceanside	CA	35	$26.70
29	La Fiesta Square	San Francisco-Oakland-Hayward, CA	Lafayette	CA	75	$52.12
30	Lafayette Mercantile	San Francisco-Oakland-Hayward, CA	Lafayette	CA	53	$60.46
31	Shops at Olde Town Station	Denver-Aurora-Lakewood, CO	Arvada	CO	15	$40.12
32	Parker Keystone	Denver-Aurora-Lakewood, CO	Denver	CO	17	$41.89
33	Shops at University Hills	Denver-Aurora-Lakewood, CO	Denver	CO	26	$45.17
34	Shops on Montview	Denver-Aurora-Lakewood, CO	Denver	CO	9	$38.13
35	Nine Mile Corner	Denver-Aurora-Lakewood, CO	Erie	CO	31	$40.83
36	Parker Station	Denver-Aurora-Lakewood, CO	Parker	CO	45	$30.00
37	Estero Crossing	Cape Coral-Fort Mysers, FL	Estero	FL	34	$34.00
38	Carrie Plaza	Jacksonville, FL	Jacksonville	FL	26	$24.99
39	Deerwood Station	Jacksonville, FL	Jacksonville	FL	31	$29.86
40	Southlake Plaza	Jacksonville, FL	St. Augustine	FL	32	$27.29
41	Julington Station	Jacksonville, FL	St. Johns	FL	31	$24.96
42	Oakleaf Crossing	Jacksonville, FL	Jacksonville	FL	31	$33.34
43	Roosevelt Plaza	Jacksonville, FL	Jacksonville	FL	59	$26.24
44	Shops at Boca Center	Miami-Fort Lauderdale-West Palm Beach, FL	Boca Raton	FL	117	$44.24
45	Shoppes at Addison Place	Miami-Fort Lauderdale-West Palm Beach, FL	Delray Beach	FL	56	$48.02
46	Concourse Village	Miami-Fort Lauderdale-West Palm Beach, FL	Jupiter	FL	134	$19.47
47	Collection at Midtown Miami	Miami-Fort Lauderdale-West Palm Beach, FL	Miami	FL	119	$42.52
48	Shops at the Fountains	Miami-Fort Lauderdale-West Palm Beach, FL	Plantation	FL	14	$36.14
49	Shops at Midway	Miami-Fort Lauderdale-West Palm Beach, FL	Tamarac	FL	10	$47.48
50	Shops at Carillon	Naples-Immokalee-Marco Island, FL	Naples	FL	15	$28.61
51	Shops at Casselberry	Orlando-Kissimmee-Sanford, FL	Casselberry	FL	8	$38.50
52	Narcoossee Cove	Orlando-Kissimmee-Sanford, FL	Orlando	FL	16	$49.12
53	Shops at the Grove	Orlando-Kissimmee-Sanford, FL	Winter Garden	FL	131	$42.99
54	Sunrise Plaza	Sebastian-Vero Beack-West Vero Corridor FL	Vero Beach	FL	16	$24.94
55	Shops at Lake Brandon	Tampa-St. Petersburg-Clearwater, FL	Brandon	FL	12	$40.84
56	Shoppes of Boot Ranch	Tampa-St. Petersburg-Clearwater, FL	Palm Harbor	FL	52	$30.60

Curbline Properties Corp.

Property List

GLA in thousands; as of June 30, 2025

#	Center	MSA	Location	ST	Owned GLA	ABR PSF
57	Shops at Bay Pines	Tampa-St. Petersburg-Clearwater, FL	Seminole	FL	9	$36.96
58	Southtown Center	Tampa-St. Petersburg-Clearwater, FL	Tampa	FL	44	$41.13
59	Westside Shoppes	Tampa-St. Petersburg-Clearwater, FL	Windemere	FL	70	$35.97
60	Alpha Soda Center	Atlanta-Sandy Springs-Alpharetta, GA	Alpharetta	GA	15	$41.84
61	Shoppes of Crabapple	Atlanta-Sandy Springs-Alpharetta, GA	Alpharetta	GA	8	$30.96
62	Brookhaven Station	Atlanta-Sandy Springs-Alpharetta, GA	Atlanta	GA	44	$36.83
63	Hammond Springs	Atlanta-Sandy Springs-Alpharetta, GA	Atlanta	GA	69	$33.54
64	Parkwood Shops	Atlanta-Sandy Springs-Alpharetta, GA	Atlanta	GA	20	$26.02
65	Marketplace Plaza North	Atlanta-Sandy Springs-Alpharetta, GA	Cumming	GA	37	$33.68
66	Marketplace Plaza South	Atlanta-Sandy Springs-Alpharetta, GA	Cumming	GA	44	$30.08
67	Dawson Marketplace Plaza	Atlanta-Sandy Springs-Alpharetta, GA	Dawsonville	GA	10	$46.35
68	Plaza at Market Square	Atlanta-Sandy Springs-Alpharetta, GA	Douglasville	GA	9	$16.28
69	Barrett Corners	Atlanta-Sandy Springs-Alpharetta, GA	Kennesaw	GA	19	$46.59
70	Roswell Market Center	Atlanta-Sandy Springs-Alpharetta, GA	Roswell	GA	82	$17.64
71	Presidential Plaza North	Atlanta-Sandy Springs-Alpharetta, GA	Snellville	GA	10	$43.02
72	Presidential Plaza South	Atlanta-Sandy Springs-Alpharetta, GA	Snellville	GA	11	$42.50
73	Scenic Plaza	Atlanta-Sandy Springs-Alpharetta, GA	Snellville	GA	20	$30.00
74	Shops on North Avenue	Chicago-Naperville-Elsin IL-IN-WI	Chicago	IL	3	$47.95
75	Orland Park Center	Chicago-Naperville-Elsin IL-IN-WI	Orland Park	IL	9	$24.12
76	Wilmette Center	Chicago-Naperville-Elsin IL-IN-WI	Wilmette	IL	9	$29.97
77	Shops at West Carmel Marketplace	Indianapolis-Carmel-Greenwood, IN	Carmel	IN	32	$24.12
78	Shops at Framingham	Boston-Cambridge-Newton, MA-NH	Framingham	MA	19	$61.23
79	Foxtail Center	Baltimore-Columbia-Towson, MD	Timonium	MD	30	$38.17
80	Shops at Riverdale Commons	Minneapolis-St. Paul-Bloomington, MN-WI	Coon Rapids	MN	10	$53.44
81	Independence Point	Kansas City, MO-KS	Independence	MO	7	$41.22
82	Corner at 240	Asheville, NC	Asheville	NC	18	$17.22
83	Belgate Plaza	Charlotte-Concord-Gastonia, NC-SC	Charlotte	NC	21	$37.13
84	Point at University	Charlotte-Concord-Gastonia, NC-SC	Charlotte	NC	14	$38.65
85	Shops at The Fresh Market	Charlotte-Concord-Gastonia, NC-SC	Cornelius	NC	132	$18.55
86	Carolina Station	Charlotte-Concord-Gastonia, NC-SC	Charlotte	NC	10	$41.59
87	Meadowmont Village	Raleigh, NC	Chapel Hill	NC	62	$30.04
88	Freehold Marketplace	New York-Newark-Jersey City, NY-NJ-PA	Freehold	NJ	21	$37.18
89	Shops at Hamilton	Trenton, NJ	Hamilton	NJ	62	$30.07
90	Shops at Echelon Village	Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	Voorhees	NJ	4	$49.52
91	Shops at Wyoming Mall	Albuquerque, NM	Albuquerque	NM	42	$24.95
92	Jericho Crossing	New York-Newark-Jersey City, NY-NJ-PA	Huntington Station	NY	13	$45.56
93	Shops at Healthway	Cleveland-Elyria, OH	Avon	OH	11	$49.74
94	Crocker Commons	Cleveland-Elyria, OH	Westlake	OH	29	$41.92
95	Shops on Polaris	Columbus, OH	Columbus	OH	71	$35.39
96	Worthington Plaza	Columbus, OH	Worthington	OH	11	$38.92
97	Navarre Crossing	Toledo, OH	Oregon	OH	15	$27.92
98	Shops at Tanasbourne	Portland-Vancouver-Hillsboro, OR-WA	Hillsboro	OR	5	$32.60
99	Aramingo Assemblage	Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	Philadelphia	PA	23	$27.78
100	Sunset Crossing	Columbia, SC	Lexington	SC	13	$34.49
101	Houston Levee Galleria	Memphis, TN-MS-AR	Collierville	TN	66	$24.27
102	Maple Corner	Nashville-Davidson-Murfreesboro-Franklin, TN	Hendersonville	TN	20	$29.71
103	Plaza at Stacy Green	Austin, TX	Allen	TX	24	$45.28
104	Oaks at Slaughter	Austin, TX	Austin	TX	26	$36.24
105	Vintage Plaza	Austin, TX	Round Rock	TX	41	$28.26
106	Grove at Harper's Preserve	Houston-The Woodlands-Sugar Land, TX	Conroe	TX	21	$33.20
107	Briarcroft Center	Houston-The Woodlands-Sugar Land, TX	Houston	TX	33	$43.07
108	Marketplace at 249	Houston-The Woodlands-Sugar Land, TX	Houston	TX	17	$37.83
109	Shops at Tanglewood	Houston-The Woodlands-Sugar Land, TX	Houston	TX	26	$51.12
110	Village Plaza	Houston-The Woodlands-Sugar Land, TX	Houston	TX	42	$42.04
111	Magnolia Point	Houston-The Woodlands-Sugar Land, TX	Magnolia	TX	47	$41.40
112	Bandera Corner	San Antonio-New Braunfels, TX	San Antonio	TX	3	$22.46

Curbline Properties Corp.

Property List

GLA in thousands; as of June 30, 2025

#	Center	MSA	Location	ST	Owned GLA	ABR PSF
113	Shops at Bandera Pointe	San Antonio-New Braunfels, TX	San Antonio	TX	48	$26.09
114	Emmet Street North	Charlottesville, VA	Charlottesville	VA	2	$78.55
115	Emmet Street Station	Charlottesville, VA	Charlottesville	VA	11	$52.46
116	Towne Crossing Shops	Richmond, VA	Midlothian	VA	7	$40.29
117	White Oak Plaza	Richmond, VA	Richmond	VA	34	$33.75
118	Boulevard Marketplace	Washington-Arlington-Alexandria, DC-VA-MD-WV	Fairfax	VA	19	$43.31
119	Fairfax Marketplace	Washington-Arlington-Alexandria, DC-VA-MD-WV	Fairfax	VA	19	$59.60
120	Fairfax Pointe	Washington-Arlington-Alexandria, DC-VA-MD-WV	Fairfax	VA	10	$51.05
121	Samish Corner	Bellingham, WA	Bellingham	WA	9	$33.37
122	Village at Maple Leaf	Seattle-Tacoma-Bellevue, WA	Seattle	WA	6	$34.16
123	University Village Crossing	Seattle-Tacoma-Bellevue, WA	Seattle	WA	4	$49.42
124	Salmon Creek Square	Portland-Vancouver-Hillsboro, OR-WA	Vancouver	WA	22	$34.73
125	Shops at Highway 100	Milwaukee-Waukesha-West Allis, WI	West Allis	WI	14	$25.59

Curbline Properties Corp.

Notable Accounting Policies and Non-GAAP Measures

The information contained in the Quarterly Financial Supplement does not purport to disclose all items required by the accounting principles generally accepted in the United States of America (“GAAP”) and is unaudited information. The Company’s Quarterly Financial Supplement should be read in conjunction with the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

Prior to the Spin-off

The historical results of operations, liquidity and capital resources of Curbline prior to the spin-off do not represent the historical results of operations, liquidity and capital resources of a legal entity, but rather a combination of entities under common control that have been “carved out” of SITE Centers’ consolidated financial statements and presented on a combined basis, in each case, in accordance with GAAP.

Performance Measures

FFO and Operating FFO

The Company believes that Funds from Operations (“FFO”) and Operating FFO, both non-GAAP financial measures, provide additional and useful means to assess the financial performance of REITs. FFO and Operating FFO are frequently used by the real estate industry, as well as securities analysts, investors and other interested parties, to evaluate the performance of REITs. The Company also believes that FFO and Operating FFO more appropriately measure the core operations of the Company and provide benchmarks to its peer group.

FFO excludes GAAP historical cost depreciation and amortization of real estate and real estate investments, which assume that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions, and many companies use different depreciable lives and methods. Because FFO excludes depreciation and amortization unique to real estate and gains and losses from property dispositions, it can provide a performance measure that, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, interest costs and acquisition, disposition and development activities. This provides a perspective of the Company’s financial performance not immediately apparent from net income determined in accordance with GAAP.

FFO is generally defined and calculated by the Company as net income attributable to Curbline (computed in accordance with GAAP), adjusted to exclude (i) gains and losses from disposition of real estate property, which are presented net of taxes, (ii) impairment charges on real estate property, (iii) gains and losses from changes in control and (iv) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles net of depreciation allocated to non-controlling interests. The Company’s calculation of FFO is consistent with the definition of FFO provided by NAREIT.

The Company believes that certain charges, income and gains/losses recorded in its operating results are not comparable or reflective of its core operating performance. Operating FFO is useful to investors as the Company removes non-comparable charges, income and gains to analyze the results of its operations and assess performance of the core operating real estate portfolio. As a result, the Company also computes Operating FFO and discusses it with the users of its financial statements, in addition to other measures such as net income (loss) determined in accordance with GAAP and FFO. Operating FFO is generally defined and calculated by the Company as FFO excluding certain charges, income and gains/losses that management believes are not comparable and indicative of the results of the Company’s operating real estate portfolio. Such adjustments include gains/losses on the early extinguishments of debt, transaction costs and other restructuring type costs, including employee separation costs. The disclosure of these adjustments is regularly requested by users of the Company’s financial statements. The adjustment for these charges, income and gains/losses may not be comparable to how other REITs or real estate companies calculate their results of operations, and the Company’s calculation of Operating FFO differs from NAREIT’s definition of FFO. Additionally, the Company provides no assurances that these charges, income and gains/losses are non-recurring. These charges, income and gains/losses could be reasonably expected to recur in future results of operations.

These measures of performance are used by the Company for several business purposes and by other REITs. The Company uses FFO and/or Operating FFO in part (i) as a disclosure to improve the understanding of the Company’s operating results among the investing public, (ii) as a measure of a real estate asset’s performance, (iii) to influence acquisition, disposition and capital investment strategies and (iv) to compare the Company’s performance to that of other publicly traded shopping center REITs. For the reasons described above, management believes that FFO and

Operating FFO provide the Company and investors with an important indicator of the Company’s operating performance. They provide recognized measures of performance other than GAAP net income, which may include non-cash items (often significant).

In calculating the expected range for or amount of net income attributable to Curbline to estimate projected FFO and Operating FFO for future periods, the Company does not include a projection of gains and losses from the disposition of real estate property, potential impairments and reserves of real estate property, debt extinguishment costs or transaction costs. Other real estate companies may calculate expected FFO and Operating FFO in a different manner.

Management recognizes the limitations of FFO and Operating FFO when compared to GAAP’s net income. FFO and Operating FFO do not represent amounts available for dividends, capital replacement or expansion, debt service obligations or other commitments and uncertainties. Management does not use FFO or Operating FFO as an indicator of the Company’s cash obligations and funding requirements for future commitments, acquisitions or development activities. Neither FFO nor Operating FFO represents cash generated from operating activities in accordance with GAAP, and neither is necessarily indicative of cash available to fund cash needs. Neither FFO nor Operating FFO should be considered an alternative to net income (computed in accordance with GAAP) or as an alternative to cash flow as a measure of liquidity. FFO and Operating FFO are simply used as additional indicators of the Company’s operating performance. The Company believes that to further understand its performance, FFO and Operating FFO should be compared with the Company’s reported net income (loss) and considered in addition to cash flows determined in accordance with GAAP, as presented in its condensed financial statements. Reconciliations of these measures to their most directly comparable GAAP measure of net income (loss) have been provided herein.

Net Operating Income (“NOI”) and Same-Property Net Operating Income (“SPNOI”)

The Company uses NOI, which is a non-GAAP financial measure, as a supplemental performance measure. NOI is calculated as property revenues less property-related expenses and excludes depreciation and amortization expense, interest income and expense and corporate level transactions. The Company believes NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level and, when compared across periods, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis.

The Company also presents NOI information on a same-property basis, or SPNOI. The Company defines SPNOI as property revenues less property-related expenses, which exclude straight-line rental income and reimbursements and expenses, lease termination income, management fee expense and fair market value of leases. SPNOI only includes assets owned for the entirety of both comparable periods. SPNOI excludes all non-property and corporate level revenue and expenses. Other real estate companies may calculate NOI and SPNOI in a different manner. The Company believes SPNOI provides investors with additional information regarding the operating performances of comparable assets because it excludes certain non-cash and non-comparable items as noted above. SPNOI is frequently used by the real estate industry, as well as securities analysts, investors and other interested parties, to evaluate the performance of REITs.

SPNOI is not, and is not intended to be, a presentation in accordance with GAAP. SPNOI information has its limitations as it excludes any capital expenditures associated with the re-leasing of tenant space or as needed to operate the assets. SPNOI does not represent amounts available for dividends, capital replacement or expansion, debt service obligations or other commitments and uncertainties. Management does not use SPNOI as an indicator of the Company’s cash obligations and funding requirements for future commitments, acquisitions or development activities. SPNOI does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs. SPNOI should not be considered as an alternative to net income (computed in accordance with GAAP) or as an alternative to cash flow as a measure of liquidity. A reconciliation of NOI and SPNOI to its most directly comparable GAAP measure of net income (loss) has been provided herein.

CURB
LISTED
NYSE

INVESTOR RELATIONS

Email: **ir@curbline.com**
Website: **curbline.com**

ADDRESS

New York, NY
320 Park Avenue, 27th Floor
New York, NY 10022

Cleveland, OH
3300 Enterprise Pkwy
Beachwood, Ohio 44122

PHONE & FAX

Toll Free: **(833) 610-0761**
Phone: **(216) 755-6200**
eFax: **(216) 274-9711**

CURBLINE PROPERTIES INVESTOR RELATIONS DEPARTMENT e: ir@curbline.com w: curbline.com 323 Park Avenue, 27th Floor, New York, NY 10022; 3300 Enterprise Pkwy Beachwood, OH 44122 tf: 833-610-0761 p:216-755-6200 f:216-274-9711 • NYSE:CURB CURB LISTED NYSE